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                                                                    EXHIBIT 10.9

                              CLARK-SCHWEBEL, INC.
                            1998 EXECUTIVE BONUS POOL



Attached is the 1998 Executive Bonus Plan as submitted by management and recommended by the Compensation and Benefit Committee.

1. The plan is based on EBITDA. From $0 - $29.9M EBITDA, the pool is $0K, or Board discretion. A table is attached that reflects the % of bonus pool earned at various levels of EBITDA up to $56M or 125% of pool.

2. A secondary pool of 10.0% would be set aside to reward management members outside the incentive plan. (In the past, these awards have been recommended by the responsible Vice President, based on individual special performance.)

3. The plan participant pool would be split between earned @ 70% and discretionary @ 30%. Payout of the discretionary portion would be determined by the appropriate Vice President and President, based on individual goals and performance against those goals.

4. There will be five levels of participation ranging from 40.0% to 120% of annual base salary based on level of responsibility.

5. The bonus allocation pool will be calculated by multiplying the base pay (W-2 base pay) of each individual by their level of participation and totaling. The earned bonus of 70% is then allocated to participants based on the allocation pool while the 30% discretionary portion is based on individual's performance as determined by their respective manager.
















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                              CLARK-SCHWEBEL, INC.
                               BONUS POOL SCHEDULE

                                                               POOL: $2,055K

                                                                   $000
                               %                                  EARNED
EBITDA                        POOL                                 POOL
------                        ----                                 ----

0 - 29.9                      BOARD DISCRETION
30.0                                      25.0                    $  514.0
37.0                                      50.0                    $1,028.0
44.0                                      75.0                    $1,541.0
50.0                                     100.0                    $2,055.0
56.0                                     125.0                    $2,568.8


PARTICIPATION LEVEL AS A % OF BASE SALARY

PLAN LEVEL        I.       120%
                  II.      100%
                  III.      80%
                  IV.       60%
                  V.        40%